GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2025 RESULTS
– Total Revenue Increased 16% and Core Revenue* Grew 14% over the Prior-Year Period –
– Total Written Premium increased 15% to $1.2 billion over the Prior-Year Period –
–Net Income of $12.7 million versus Net Income of $12.6 million a year ago –
– Adjusted EBITDA* of $29.7 million versus $26.1 million in the Prior-Year Period –
– Repurchased $58.7 million of shares for the Third Quarter at an Average Price of $85.58 –

WESTLAKE, TEXAS – October 22, 2025 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights
•Total Revenues grew 16% over the prior-year period to $90.4 million in the third quarter of 2025
•Third quarter Core Revenues* of $83.9 million increased 14% over the prior-year period
•Third quarter net income of $12.7 million increased from net income of $12.6 million a year ago
•EPS of $0.31 per share remained flat compared to the prior-year period, and Adjusted EPS* of $0.46 per share decreased 8% over the prior-year period
•Net Income Margin for the third quarter was 14%
•Adjusted EBITDA* of $29.7 million increased from $26.1 million in the prior-year period
•Adjusted EBITDA Margin* decreased versus the prior-year period to 33%
•Total Written Premiums placed for the third quarter increased 15% over the prior-year period to $1.2 billion
•Policies in Force increased 13% from the prior-year period to approximately 1,853,000
•Corporate agent headcount of 523 was up 14% compared to the prior-year period
•Total franchise producers of 2,124 increased 1% from the prior-year period

"We continue to deliver strong results while investing significantly in both people and technology across our organization," said Mark Miller, President and CEO. "In the third quarter we produced premium growth of 15%, total revenue growth of 16%, core revenue growth of 14%, net income growth of 1% and adjusted EBITDA growth of 14% with net income margin of 14% and adjusted EBITDA margin of 33%. We are excited to share we signed an embedded franchise partnership with a top 20 US mortgage lender and servicer. Additionally, we were pleased with the opportunity to drive shareholder value through $58.7 million of share repurchase in the quarter at a valuation level we found very compelling given our long term growth trajectory. I want to thank our employees, franchises, and partners for the progress we have made improving franchise quality and productivity, expanding geographically, and growing our enterprise sales and partnership efforts."

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

Third Quarter 2025 Results
For the third quarter of 2025, revenues were $90.4 million, an increase of 16% compared to the corresponding period in 2024. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other franchise revenues, were $83.9 million, a 14% increase from $73.5 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by increased producer count, improved franchise productivity, client retention of 85%, and moderating premium rate increases. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 15% in the third quarter.

Total operating expenses for the third quarter of 2025 were $69.2 million, up from $61.6 million in the prior-year period. Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses* for the third quarter of 2025 were $60.7 million, up 17% from $51.9 million in the prior-year period. Employee compensation and benefits increased to $48.7 million from $43.2 million in the prior-year period. Employee compensation and benefits, excluding equity-based compensation* increased to $43.1 million from $36.1 million in the prior-year period. The increases were primarily due to investments in corporate producers and our service and technology functions. Equity-based compensation decreased to $5.6 million for the period, compared to $7.1 million in the prior-year period. General and administrative expenses increased to $17.1 million from $15.2 million in the prior-year period. General and administrative expenses, excluding impairment*, increased to $17.1 million from $15.2 million in the prior-year period. The increases were primarily due to investments in technology and systems to drive growth and continue to improve the client experience. Bad debt expense of $0.5 million decreased from $0.6 million in the prior-year period.

Net income in the third quarter of 2025 was $12.7 million versus net income of $12.6 million in the prior-year period. Earnings per share and Net Income Margin for the third quarter of 2025 were $0.31 and 14%, respectively. Adjusted EPS for the third quarter of 2025, which excludes equity-based compensation and impairment expense, was $0.46 per share. Total Adjusted EBITDA was $29.7 million for the third quarter of 2025 compared to $26.1 million in the prior-year period. Adjusted EBITDA Margin of 33% decreased compared to the prior-year period.

*Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses; Employee compensation and benefits, excluding equity-based compensation; and General and administrative expenses, excluding impairment are non-GAAP measures. For the definition and reconciliation of each non-GAAP measure, see “Reconciliation of Non-GAAP Measures to GAAP” below.

Liquidity and Capital Resources
As of September 30, 2025, the Company had cash and cash equivalents of $51.6 million. We had an unused line of credit of $75.0 million as of September 30, 2025. Total outstanding term note payable balance was $299.3 million as of September 30, 2025. During the quarter ended September 30, 2025, the Company repurchased and retired 685 thousand shares at an average share price of $85.58. As of September 30, 2025, $40.8 million remains available under the share repurchase authorization.

2025 Outlook
The Company’s guidance for full year 2025 is as follows:
•Total written premiums placed for 2025 are expected to be between $4.38 billion and $4.65 billion, representing growth of 15% on the low end of the range to 22% on the high end of the range.
•Total revenues for 2025 are expected to be between $350 million and $385 million, representing growth of 11% on the low end of the range to 22% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Commissions and agency fees	$34,454	$30,942	$101,953	$88,782
Franchise revenues	55,819	46,862	157,563	131,076
Interest income	162	231	530	725
Total revenues	90,435	78,035	260,046	220,583
Operating Expenses:
Employee compensation and benefits	48,725	43,217	147,447	127,898
General and administrative expenses	17,109	15,201	59,316	49,236
Bad debts	501	565	1,457	2,345
Depreciation and amortization	2,823	2,614	8,275	7,814
Total operating expenses	69,158	61,597	216,495	187,293
Income from operations	21,277	16,438	43,551	33,290
Other Income:
Interest expense	(5,974)	(2,060)	(18,100)	(5,529)
Other income (expense)	(209)	544	774	(5,742)
Income before taxes	15,094	14,922	26,225	22,019
Tax expense (benefit)	2,404	2,315	2,606	(3,272)
Net income	12,690	12,607	23,619	25,291
Less: net income attributable to noncontrolling interests	4,782	5,048	8,219	9,720
Net income attributable to Goosehead Insurance, Inc.	$7,908	$7,559	$15,400	$15,571
Earnings per share:
Basic	$0.31	$0.31	$0.61	$0.63
Diluted	$0.29	$0.29	$0.56	$0.58
Weighted average shares of Class A common stock outstanding
Basic	25,149	24,293	25,053	24,689
Diluted	38,014	37,942	38,365	38,269

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Core Revenue:
Renewal Commissions(1)	$19,671	$20,215	$59,742	$56,767
Renewal Royalty Fees(2)	45,687	38,070	128,312	103,951
New Business Commissions(1)	7,527	6,249	20,840	18,612
New Business Royalty Fees(2)	8,275	6,994	23,024	20,396
Agency Fees(1)	2,714	1,989	7,861	6,036
Total Core Revenue	83,874	73,516	239,779	205,762
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,380	1,413	3,969	5,288
Interest Income	162	231	530	725
Total Cost Recovery Revenue	1,542	1,644	4,499	6,013
Ancillary Revenue:
Contingent Commissions(1)	4,542	2,490	13,510	7,367
Other Franchise Revenues(2)	477	385	2,258	1,440
Total Ancillary Revenue	5,019	2,875	15,768	8,808
Total Revenues	90,435	78,035	260,046	220,583
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	43,137	36,124	129,607	106,816
General and administrative expenses, excluding impairment	17,109	15,201	54,622	48,889
Bad debts	501	565	1,457	2,345
Total	60,747	51,890	185,686	158,050
Adjusted EBITDA	29,688	26,145	74,360	62,533
Adjusted EBITDA Margin	33%	34%	29%	28%

Interest expense	(5,974)	(2,060)	(18,100)	(5,529)
Depreciation and amortization	(2,823)	(2,614)	(8,275)	(7,814)
Tax (expense) benefit	(2,404)	(2,315)	(2,606)	3,272
Equity-based compensation	(5,588)	(7,093)	(17,840)	(21,082)
Impairment expense	—	—	(4,694)	(347)
Other income (expense)	(209)	544	774	(5,742)
Net Income	$12,690	$12,607	$23,619	$25,291
Net Income Margin	14%	16%	9%	11%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2025 and 2024.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2025 and 2024.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$51,587	$54,280
Restricted cash	2,933	3,693
Commissions and agency fees receivable, net	12,310	31,375
Receivable from franchisees, net	11,977	11,077
Prepaid expenses	14,276	8,139
Total current assets	93,083	108,564
Receivable from franchisees, net of current portion	3,078	3,469
Property and equipment, net of accumulated depreciation	21,868	24,101
Right-of-use asset	32,521	37,420
Intangible assets, net of accumulated amortization	34,373	25,075
Deferred income taxes, net	212,632	193,478
Other assets	6,041	5,546
Total assets	$403,596	$397,653
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$25,045	$22,891
Premiums payable	2,933	3,693
Lease liability	6,659	6,535
Contract liabilities	3,401	3,275
Note payable	2,993	10,063
Liabilities under tax receivable agreement	7,117	—
Total current liabilities	48,148	46,457
Lease liability, net of current portion	50,992	54,536
Note payable, net of current portion	290,004	82,251
Contract liabilities, net of current portion	14,084	15,191
Liabilities under tax receivable agreement, net of current portion	171,088	160,142
Total liabilities	574,316	358,577
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 24,967 shares issued and outstanding as of September 30, 2025, 24,668 shares issued and outstanding as of December 31, 2024	250	247
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 11,935 issued and outstanding as of September 30, 2025, 12,620 shares issued and outstanding as of December 31, 2024	119	126
Additional paid in capital	40,440	58,917
Accumulated deficit	(145,787)	(15,401)
Total stockholders' equity	(104,978)	43,889
Non-controlling interests	(65,742)	(4,813)
Total equity	(170,720)	39,076
Total liabilities and equity	$403,596	$397,653
.

Goosehead Insurance, Inc.
Reconciliation of Non-GAAP Measures to GAAP
This release includes certain financial performance measures that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Franchise Revenues. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management and our investors because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
•“Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses” is defined as total operating expenses (the most directly comparable GAAP measure) before equity-based compensation, depreciation and amortization, and impairment expenses. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
•“Employee compensation and benefits, excluding equity-based compensation” is defined as Employee compensation and benefits (the most directly comparable GAAP measure) before equity-based compensation. This measure is useful to management and our investors as it eliminates the impact of certain non-cash compensation charges.
•“General and administrative expenses, excluding impairment” is defined as general and administrative expenses (the most directly comparable GAAP measure) before impairment expense. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total Revenues	$90,435	$78,035	$260,046	$220,583

Core Revenue:
Renewal Commissions(1)	$19,671	$20,215	$59,742	$56,767
Renewal Royalty Fees(2)	45,687	38,070	128,312	103,951
New Business Commissions(1)	7,527	6,249	20,840	18,612
New Business Royalty Fees(2)	8,275	6,994	23,024	20,396
Agency Fees(1)	2,714	1,989	7,861	6,036
Total Core Revenue	83,874	73,516	239,779	205,762
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,380	1,413	3,969	5,288
Interest Income	162	231	530	725
Total Cost Recovery Revenue	1,542	1,644	4,499	6,013
Ancillary Revenue:
Contingent Commissions(1)	4,542	2,490	13,510	7,367
Other Franchise Revenues(2)	477	385	2,258	1,440
Total Ancillary Revenue	5,019	2,875	15,768	8,808
Total Revenues	$90,435	$78,035	$260,046	$220,583
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$12,690	$12,607	$23,619	$25,291
Interest expense	5,974	2,060	18,100	5,529
Depreciation and amortization	2,823	2,614	8,275	7,814
Tax expense (benefit)	2,404	2,315	2,606	(3,272)
Equity-based compensation	5,588	7,093	17,840	21,082
Impairment expense	—	—	4,694	347
Other (income) expense	209	(544)	(774)	5,742
Adjusted EBITDA	$29,688	$26,145	$74,360	$62,533
Net Income Margin(1)	14%	16%	9%	11%
Adjusted EBITDA Margin(2)	33%	34%	29%	28%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($12,690/$90,435) and ($12,607/$78,035) for the three months ended September 30, 2025 and 2024. Net Income Margin is calculated as Net Income divided by Total Revenue ($23,619/$260,046) and ($25,291/$220,583) for the nine months ended September 30, 2025 and 2024.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($29,688/$90,435), and ($26,145/$78,035) for the three months ended September 30, 2025 and 2024, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($74,360/$260,046), and ($62,533/$220,583) for the nine months ended September 30, 2025 and 2024.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2025 and 2024. Note that totals may not sum due to rounding:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings per share - basic (GAAP)	$0.31	$0.31	$0.61	$0.63
Add: equity-based compensation(1)	0.15	0.19	0.48	0.56
Add: impairment expense(2)	—	—	0.13	0.01
Adjusted EPS (non-GAAP)	$0.46	$0.50	$1.22	$1.20
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$5.6 million/(25.1 million + 12.1 million)] for the three months ended September 30, 2025 and [$7.1 million/ (24.3 million + 12.7 million)] for the three months ended September 30, 2024. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$17.8 million/(25.1 million + 12.3 million)] for the nine months ended September 30, 2025 and [$21.1 million/ (24.7 million + 12.8 million)] for the nine months ended September 30, 2024.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$4.7 million/(25.1 million + 12.3 million)] for the nine months ended September 30, 2025. Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(24.7 million + 12.8 million)] for the nine months ended September 30, 2024. No impairment was recorded for the three months ended September 30, 2025 or three months ended September 30, 2024.

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2025	December 31, 2024	September 30, 2024
Corporate sales agents < 1 year tenured	286	253	277
Corporate sales agents > 1 year tenured	237	164	181
Operating franchises < 1 year tenured	101	90	93
Operating franchises > 1 year tenured	967	1,013	1,023
Total Franchise Producers	2,124	2,092	2,093
QTD Corporate Agent Productivity < 1 Year (1)	$13,565	$12,787	$15,570
QTD Corporate Agent Productivity > 1 Year (1)	$26,201	$26,788	$28,887
QTD Franchise Productivity < 1 Year (2)	$18,312	$17,861	$22,303
QTD Franchise Productivity > 1 Year (2)	$36,755	$29,089	$29,950
Policies in Force	1,853,000	1,674,000	1,636,000
Client Retention	85%	84%	84%
Premium Retention	93%	98%	99%
QTD Written Premium (in thousands)	$1,181,825	$965,596	$1,028,736
Net Promoter Score ("NPS")	81	89	90
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Franchise: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, divided by the average number of franchises for the same period, prior to paying Royalty Fees to the Company.